As filed with the Securities and Exchange Commission on July 12, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________
CHEWY, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware (State or other jurisdiction of incorporation or organization)	90-1020167 (I.R.S. Employer Identification Number)
7700 West Sunrise Boulevard Plantation, Florida (Address of Principal Executive Offices)	33322 (Zip Code)
Chewy, Inc. 2024 Omnibus Incentive Plan
(Full title of the plan)
Sumit Singh
Chief Executive Officer
Chewy, Inc.
7700 West Sunrise Boulevard
Plantation, Florida 33322
(Name and address of agent for service)
(786) 320-7111
(Telephone number, including area code, of agent for service)
_____________________
With copies to:
Joshua N. Korff, P.C.
Asher Qazi
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800
_____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer     ☒        Accelerated filer     ☐
Non-accelerated filer     ☐        Smaller reporting company     ☐
            Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.*
Item 2.    Registrant Information and Employee Plan Annual Information.*
*    The documents containing the information specified in Parts I and II of this Registration Statement on Form S-8 (this “Registration Statement”) will be delivered to each employee who is eligible to participate in the Chewy, Inc. 2024 Omnibus Incentive Plan (the “Plan”) in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not being filed with the U.S. Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by Chewy, Inc. (the “Company”), with the SEC are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of filing:
(1)The Company’s Annual Report on Form 10-K, filed with the SEC on March 20, 2024;
(2)The Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 29, 2024;
(3)The description of the Company’s securities set forth in Exhibit 4.1 of the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2024, and any amendments thereto or reports that we may file in the future for the purpose of updating such description; and
(4)The Company’s Current Reports on Form 8-K filed with the SEC on May 29, 2024 (Item 8.01 only), June 27, 2024 (Item 1.01 only) and July 12, 2024.
(5)    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit), including any exhibits included with such information that are related to such items), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
(6)    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
The Company is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) for a director, (4) for any transaction from which the director or officer derived an improper personal benefit, or (5) any action by or in the right of the corporation for an officer. The Company’s certificate of incorporation provides for such limitation of liability.
Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful. Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the Company’s bylaws, the Company shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board of directors.
In addition, the Company’s certificate of incorporation provides that we must indemnify the Company’s directors and officers to the fullest extent authorized by law. Under the Company’s bylaws, the Company is also expressly required to advance certain expenses to the Company’s directors and officers and we are permitted to, and currently intend to, carry directors’ and officers’ insurance providing indemnification for the Company’s directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and officers.

Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
See Exhibit Index.
Item 9.    Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that Paragraphs (1)(i) and (1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Fifth Amended and Restated Certificate of Incorporation of Chewy, Inc.	Filed with the SEC on July 12, 2024 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference
3.2	Amended and Restated Bylaws of Chewy, Inc.	Filed with the SEC on April 12, 2023 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference
10.1	Chewy, Inc. 2024 Omnibus Incentive Plan	Filed with the SEC on May 24, 2024 as Appendix B of the Proxy Statement on Form DEF14A and incorporated herein by reference
5.1	Opinion of Kirkland & Ellis LLP	Filed herewith
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)	See Exhibit 5.1
24.1	Power of Attorney (on signature page)	See Signature Page
107	Calculation of Filing Fee Table	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plantation, Florida on this 12th day of July, 2024.
CHEWY, INC.
By /s/ Sumit Singh
Sumit Singh
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENT that each person whose signature appears below hereby constitutes and appoints Sumit Singh, David Reeder, and Da-Wai Hu as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys and agents full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorneys and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Title	Date
/s/ Sumit Singh Sumit Singh	Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2024
/s/ David Reeder David Reeder	Chief Financial Officer (Principal Financial Officer)	July 12, 2024
/s/ Stacy Bowman Stacy Bowman	Chief Accounting Officer (Principal Accounting Officer)	July 12, 2024
/s/ Raymond Svider Raymond Svider	Chairman of the Board of Directors	July 12, 2024
/s/ Fahim Ahmed Fahim Ahmed	Director	July 12, 2024
/s/ Marco Castelli Marco Castelli	Director	July 12, 2024
/s/ Michael Chang Michael Chang	Director	July 12, 2024
/s/ Kristine Dickson Kristine Dickson	Director	July 12, 2024

/s/ Mathieu Bigand Mathieu Bigand	Director	July 12, 2024
/s/ David Leland David Leland	Director	July 12, 2024
/s/ James Nelson James Nelson	Director	July 12, 2024
/s/ Martin H. Nesbitt Martin H. Nesbitt	Director	July 12, 2024
/s/ Lisa Sibenac Lisa Sibenac	Director	July 12, 2024
/s/ James A. Star James A. Star	Director	July 12, 2024